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                                   EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY

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                                                              JURISDICTION OF
COMPANY                                                INCORPORATION OR ORGANIZATION
-------                                        ---------------------------------------------
Canadian Hardinge Machine Tools, Ltd.          Canada

Hardinge Machine Tools, Ltd.                   United Kingdom

Hardinge, GmbH                                 Federal Republic of Germany

Hardinge Shanghai Company, Ltd.                People's Republic of China

Hardinge Taiwan Precision Machinery Limited    Taiwan, Republic of China

L. Kellenberger & Co., AG                      Switzerland
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